Park City Group Adds First “Mega Hub” Customer for Supply Chain Expertise

Enables PCYG to Substantially Broaden its Ability to Assist Retailers and More Suppliers to Achieve Improved Sales and Margins

PARK CITY, UT – August 17, 2010 – Park City Group (OTCBB: PCYG), a Software-as-a-Service provider of unique supply chain solutions for retailers and their suppliers, today announced that it has been selected by one of the nation’s largest supermarket chains for its Consumer Driven Sales OptimizationTM (“CDSO”) platform.  This selection is the first “Mega Hub” installation for Park City Group, which effectively extends the supply chain reach for retail stores beyond primary categories to include products for all major categories.

“Following our selection by a major supermarket chain for our supply chain solution, we are pleased to have extended our partnership for using our technology on a Mega Hub basis,” said Randall K. Fields, Chairman & CEO of Park City Group.  “This dual installation represents our first foray in extending beyond the basic supermarket product categories delivered directly to retail stores and enables us to bring even more visibility and data flow control to both the retailer and its numerous consumer goods suppliers.”

The supermarket chain is partnering with Park City Group to implement a demand driven supply chain with its vendor community by leveraging the scan/point-of-sale as the central point to deliver improved forecast accuracy and responsive replenishments based on consumer pull.  This effort will be supported by a business process called Consumer Driven Sales Optimization and will foundationally begin with a collaborative effort between the retailer and its suppliers in terms of data synchronization and scan based trading as the facility to provide the necessary visibility, demand signals, and analytics to drive improved performance at the shelf for virtually all products being delivered from thousands of consumer goods companies supplying the supermarket chain.

About Park City Group

Park City Group (OTCBB: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  Our service increases our customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world.  Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

Park City Group is the only company to provide robust, collaborative supply chain, merchandising and store level solutions for both retailers and suppliers.  Its solutions and services enable retailers and suppliers to work collaboratively as strategic partners to reduce out-of-stocks, shrink, inventory and labor while improving profits, efficiencies, and customer service.  These innovative solutions provide trading partners a common platform on which they can capture, manage, analyze and share critical data, bringing greater visibility throughout the supply chain, and giving them the power to make better and more informed decisions.

For more information, go to www.parkcitygroup.com.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K for the year ended June 30, 2009, its quarterly report on Form 10-Q for the quarter ended September 30, 2009, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

IR Contact:

Jordan M. Darrow

Darrow Associates, Inc.

631-367-1866

jdarrow@darrowir.com